Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Partners of Martin Midstream Partners L.P.:
We consent to the incorporation by reference and to the reference to our firm under the heading “Experts” in the registration statement on Form S-3 (No. 333-117023) of Martin Midstream Partners L.P. of our report dated January 10, 2006, with respect to the balance sheet of Martin Midstream GP LLC as of December 31, 2004, which report appears in this Form 8-K of Martin Midstream Partners L.P.
KPMG LLP
/s/ KPMG LLP
Shreveport, Louisiana
January 10, 2006

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